GURANTEE AGREEMENT

This Agreement (the “Agreement”) is entered into by the signatories hereto in connection with the employment agreement (the “Employment Agreement”), dated January 20, 2009 by and between Suspect Detection Systems (S.D.S) Ltd. (“SDS”), a company organized under the laws of the State of Israel, and Mr. Shabtai Shoval (“Shoval”).

1.	The undersigned, PCMT Corporation (“PCMT”), a Delaware corporation, hereby irrevocably guarantees the performance by SDS of all its Obligations (as defined below) under the Employment Agreement.

2.
For purposes of this Agreement, Obligations shall mean any and all obligations owing by SDS to Shoval pursuant to the terms of the Employment Agreement, including but not limited to the payment of salary, social benefits and other benefits due and payable by SDS pursuant to sections 6 and 10-17 of the Employment Agreement.

3.
PCMT hereby undertakes to pay Shoval forthwith upon demand any sum which SDS fails to pay to Shoval under its Obligations in accordance with, and subject to, the terms of the Employment Agreement, provided that Shoval first shall have delivered a written demand for payment of such sum to SDS, with copies to PCMT, and such sum remains unpaid.

4.
If a tax, deduction, withholding or governmental charge is required by law with respect to any payment by PCMT hereunder, PCMT shall procure that such tax, deduction, withholding or government charge be made, provided that payments to be made by PCMT hereunder shall be made in such amounts such that the net amount thereof to be received by Shoval shall equal the same net amount as would be received by Shoval as if such amount was paid by SDS to Shoval. For the removal of doubt, provided payment of any amount to be made by PCMT hereunder shall not suffer any delay, subject to applicable law, PCMT may procure that such payment is made by SDS.

5.	No party may assign its rights or obligations under this Agreement.

6.
This Agreement may be executed simultaneously in any number of counterparts (including by facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.	This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by each of the parties hereto.

8.
All notices, requests and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be delivered by courier or other means of personal service, or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to such party’s address as set forth in Annex 1 hereto or at such other address as the party shall have furnished to each other party in writing in accordance with this provision.

Any notice sent in accordance with this Section shall be effective: (i) if mailed, three (3) business days after mailing (or ten (10) business days if the address to which such notice is addressed is not in the same country in which such notice is mailed) and (ii) if sent by messenger, upon delivery. “Business days” shall mean a day, other than a Saturday or Sunday, on which clearing banks in Israel and in New York are generally open for business.

9.
This Agreement shall be construed in accordance with, and governed in all respects by the internal laws of Israel (without giving effect to the principles of conflicts of laws). The competent courts of Tel Aviv shall have exclusive jurisdiction upon any dispute arising hereunder and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound have signed this Agreement, this 20th day of January 2009.

PCMT CORPORATION
By:	/s/ Asher Zwebner	/s/ Shabtai Shoval
Title: Interim CEO and CFO		SHABTAI SHOVAL

SUSPECT DETECTION SYSTEMS (SDS) LTD.
By:	/s / Shabtai Shoval
Title: CEO

Annex 1 – Addresses of the Parties

PCMT
PCMT Corporation
4 Nafcha Street
Jerusalem, Israel
95508

SDS
Suspect Detection Systems Ltd.
25 Bazel Street, Petach Tikva, Israel

Shabtai Shoval
Shabtai Shoval
121 Habsor St.
Shoham, Israel